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                                                                      EXHIBIT 21

                      H.J. HEINZ COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     Following are the subsidiaries of H.J. Heinz Company (the "Company"), other than those which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, and the state or country in which each subsidiary was incorporated or organized. The accounts of each of the listed subsidiaries are a part of the Company's consolidated financial statements.

                         SUBSIDIARY                                STATE OR COUNTRY
                         ----------                                ----------------
Alimentos Heinz, C.A. ......................................  Venezuela
Alimentos Pilar S.A. .......................................  Argentina
AIAL S.r.l. (Arimpex Industrie Alimentari S.r.l.)...........  Italy
Boulder, Inc. ..............................................  State of Idaho
Ets. Paul Paulet............................................  France
Heinz Belgium S.A. .........................................  Belgium
Heinz Europe Ltd. ..........................................  England
Heinz Frozen Food Company...................................  State of Delaware
Heinz Iberica S.A. .........................................  Spain
Heinz India Private Ltd. ...................................  India
Heinz Italia S.r.l. ........................................  Italy
Heinz Japan Ltd. ...........................................  Japan
Heinz Polska Sp. Z.o.o. ....................................  Poland
Heinz South Africa (Pty) Limited............................  South Africa
Heinz-UFE Ltd. .............................................  People's Republic of China
Heinz-Wattie Holdings Ltd. .................................  New Zealand
Heinz Win Chance Ltd. ......................................  Thailand
H.J. Heinz (Botswana Proprietary) Ltd. .....................  Botswana
H.J. Heinz B.V. ............................................  Netherlands
H.J. Heinz Company Australia Limited........................  Australia
H.J. Heinz Company of Canada Ltd............................  Canada
H.J. Heinz Company Limited..................................  England
H.J. Heinz Credit Company...................................  State of Delaware
H.J. Heinz European Frozen & Chilled Foods, Ltd. ...........  Ireland
Indian Ocean Tuna Ltd. .....................................  Seychelles
Industrias de Alimentacao, Lda. ............................  Portugal
Mareblu S.r.l. .............................................  Italy
Olivine Industries (Private) Limited........................  Zimbabwe
PM Holding Company..........................................  State of Delaware
Portion Pac, Inc. ..........................................  State of Ohio
Pudliszki S.A. .............................................  Poland
PT Heinz ABC Indonesia......................................  Indonesia
Seoul-Heinz Ltd. ...........................................  Republic of Korea
Star-Kist Foods, Inc. ......................................  State of California
Thompson & Hills Limited....................................  New Zealand